Exhibit 3.1

BYLAWS

of

THE DOW CHEMICAL COMPANY

As of February 10, 2010.

(This Page Intentionally Blank)

THE DOW CHEMICAL COMPANY

BYLAWS

(As amended and re-adopted in full on February 10, 2010.)

Section I

CAPITAL STOCK

Section 1.1. Certificates. Shares of the Company’s stock may be certificated or uncertificated in accordance with the General Corporation Law of Delaware. The issue of shares in uncertificated form shall not affect shares represented by a certificate until the certificate is surrendered to the Company. Every holder of stock represented by certificates shall be entitled to have a certificate signed in the name of the Company by the Chairman of the Board of Directors or the President or an Executive Vice President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, representing the number of shares registered in certificate form. Any or all the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 1.2. Record Ownership. The certificates of each class or series of a class of stock shall be numbered consecutively. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Company’s books. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of the State of Delaware.

Section 1.3. Transfer of Record Ownership. Transfers of stock shall be made on the books of the Company only by direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, if such shares are represented by a certificate, only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which certificate shall be canceled before a new certificate or uncertificated shares are issued.

Section 1.4. Lost Certificates. Any person claiming a stock certificate in lieu of one lost, stolen or destroyed shall give the Company an affidavit as to such person’s ownership of the certificate and of the facts which go to prove its loss, theft or destruction. Such person shall also, if required by policies adopted by the Board of Directors, give the Company a bond, in such form as may be approved by the General Counsel or his or her staff, sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate or of uncertificated shares.

Section 1.5. Transfer Agents; Registrars; Rules Respecting Certificates. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors may make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Company.

Section 1.6. Record Date. The Board of Directors may fix in advance a date, not more than sixty days or less than ten days preceding the date of an annual or special meeting of stockholders and not more than sixty days preceding the date of payment of a dividend or other distribution, allotment of rights or change, conversion or exchange of capital stock or for the purpose of any other lawful action, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or other distribution or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other lawful action. Such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

Section II

MEETINGS OF STOCKHOLDERS

Section 2.1. Annual Meeting. The annual meeting of stockholders for the election of Directors and the transaction of such other proper business shall be held during the month of May each year at a time and place, within or without Delaware, as determined by the Board of Directors.

Section 2.2. Special Meetings.

(a) Purpose. Special meetings of stockholders for any purpose or purposes (i) may be called by the Board of Directors, pursuant to a resolution adopted by a majority of the entire Board of Directors upon motion of a Director, and (ii) shall be called by the Chairman of the Board or the Secretary of the Company upon a written request from stockholders satisfying the ownership requirements as set forth in the Certificate of Incorporation that complies with the procedures for calling a special meeting of stockholders as set forth in these Bylaws. Any such request by stockholders shall (A) be delivered to, or mailed to and received by, the Secretary of the Company at the Company’s principal executive offices, (B) be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting, (C) set forth the purpose or purposes of the meeting and (D) include the information required by Section 2.9 as to any nominations proposed to be presented and any other business proposed to be conducted at such special meeting and as to the stockholder(s) proposing such business or nominations, and a representation by the stockholder(s) that within five business days after the record date for any such special meeting it will provide such information as of the record date for such special meeting.

(b) Date, Time and Place. A special meeting, whether called by the Board of Directors or called at the request of stockholders shall be held at such date, time and place, within or without Delaware, as determined by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety days after the request to call the special meeting by one or more stockholders who satisfy the requirements of this Section 2.2 is delivered to or received by the Secretary unless a later date is required in order to allow the Company to file the information required under Item 8 (or any comparable or successor provision) of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if applicable. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if: (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, or (ii) the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety days after the request for the special meeting is delivered to or received by the Secretary and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the stockholders’ request. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to, or mailed to and received by, the Secretary. If, at any time after receipt by the Secretary of the Company of a proper request for a special meeting of stockholders, there are no longer valid requests from stockholders holding in the aggregate at least the requisite number of shares entitling the stockholders to request the calling of a special meeting, whether because of revoked requests or otherwise, the Board of Directors, in its discretion, may cancel the special meeting (or, if the special meeting has not yet been called, may direct the Chairman of the Board or the Secretary of the Company not to call such a meeting).

(c) Conduct of Meeting. At any such special meeting, only such business may be transacted as is set forth in the notice of meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders. If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Company need not present such nominations or other business for a vote at such meeting. The chairman of a special meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or other item of business has been properly brought before the meeting in accordance with these Bylaws, and if the chairman of the meeting should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at such meeting.

Section 2.3. Notice. Notice (either written or as otherwise permitted by the General Corporation Law of Delaware) of each meeting of stockholders, stating the time, place and purpose thereof, shall be distributed (either by the U.S. Postal Service or as otherwise permitted by the General Corporation Law of Delaware) by the Secretary or an Assistant Secretary not less than ten days nor more than sixty days before such meeting to every stockholder entitled to vote thereat.

Section 2.4. List of Stockholders. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary at least ten days before every meeting of stockholders and shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days before the meeting during ordinary business hours at the principal place of business of the Company. A list of stockholders entitled to vote at the meeting shall be produced and kept at the place of the meeting during the whole time of the meeting and may be examined by any stockholder who is present.

Section 2.5. Quorum. The holders of at least fifty percent of the issued and outstanding stock of the Company entitled to vote with respect to any one of the purposes for which the meeting is called, present in person or represented by proxy, shall constitute a quorum, except as otherwise required by the General Corporation Law of Delaware. In the event of a lack of quorum, the chairman of the meeting or a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.6. Organization. The Chairman of the Board, or, in the absence of the Chairman of the Board, the President, or, in the absence of both, any Executive Vice President or Vice President, shall preside at meetings of stockholders as chairman of the meeting. The Secretary of the Company shall act as secretary, but in the absence of the Secretary, the chairman of the meeting may appoint a secretary. Rules governing the procedures and conduct of meetings of stockholders shall be determined by the chairman of the meeting.

Section 2.7. Voting. Subject to all of the rights of the Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to Article IV of the Certificate of Incorporation or by the General Corporation Law of Delaware, each stockholder shall be entitled to one vote, in person or by proxy (either written or as otherwise permitted by the General Corporation Law of Delaware), for each voting share held of record by such stockholder. The votes for the election of Directors and, upon the demand of any stockholder the vote upon any matter before the meeting, shall be by written ballot. Except as otherwise required by the General Corporation Law of Delaware or as specifically provided for in the Certificate of Incorporation or these Bylaws, in any question or matter brought before any meeting of stockholders (other than the election of Directors), the affirmative vote of the holders of voting shares present in person or by proxy representing a majority of the votes actually cast on any such question or matter shall be the act of the stockholders. Directors shall be elected by the vote of a majority of the votes cast; except that, notwithstanding the foregoing, Directors shall be elected by a plurality of the votes cast if as of the record date for such meeting the number of nominees exceeds the number of Directors to be elected. For purposes of the foregoing sentence, a majority of the votes cast means that the number of shares voted “for” a Director nominee must exceed the number of shares voted “against” that Director nominee.

Section 2.8. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors or the chairman of the meeting shall appoint one or more inspectors to act at the meeting and make a written report thereof. The chairman of the meeting may designate one or more persons as alternate inspectors to replace any inspector who fails or is unable to act. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s), and certify the inspectors’ determination of the number of shares represented at the meeting and the count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s). Any report or certificate made by the inspector(s) shall be prima facie evidence of the facts stated therein.

Section 2.9. Notification of Stockholder Nominations and Other Business.

(a) Annual Meeting.

(i) Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 2.9 is delivered to, or mailed to and received by, the Secretary of the Company, who is entitled to vote at such annual meeting and who complies with the notice procedures set forth in this Section 2.9.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (B) of Section 2.9(a)(i), such stockholder must have given timely written notice thereof in proper form to the Secretary of the Company and such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Company not later than the close of business on the sixtieth day or earlier than the close of business on the one hundred twentieth day prior to the anniversary date on which the Company first distributed its proxy materials for the prior year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after the first anniversary of the prior year’s annual meeting, notice by the stockholder in order to be timely must be so delivered, or so mailed and received, not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the date on which public disclosure (as defined below) of the date of the annual meeting is first made by the Company. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or re-election as a Director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

(B) as to any other business that the stockholder proposes to bring before the meeting: (1) a brief description of the business desired to be brought before the meeting, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Company, the language of the proposed amendment), (3) the reasons for conducting such business at the meeting and (4) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed: (1) the name and address of such stockholder, as they appear on the Company’s books, and the name and address of such beneficial owner, (2) the class and number of shares of capital stock of the Company which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder shall notify the Company in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Company owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and (3) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or other business;

(D) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner: (1) the class and number of shares of capital stock of the Company which are beneficially owned (as defined below) by such stockholder or beneficial owner as of the date of the notice, and a representation that the stockholder shall notify the Company in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Company beneficially owned by such stockholder or beneficial owner as of the record date for the meeting, (2) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and a representation that the stockholder shall notify the Company in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (3) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Company’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Company, and a representation that the stockholder shall notify the Company in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting.

(iii) The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company, including information relevant to a determination whether such proposed nominee can be considered an independent Director.

(iv) This Section 2.9(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Company of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such meeting.

(b) Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which Directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 2.9(b) is delivered to, or mailed to and received by, the Secretary of the Company, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.9. In the event the Board of Directors calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the notice required by Section 2.9(a)(ii) shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible to be elected at any meeting of stockholders of the Company to serve as Directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.9. The Chairman of the Board of Directors shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.9. If any proposed nomination or other business was not made or proposed in compliance with this Section 2.9, then except as otherwise provided by law, the chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.9, unless otherwise required by law, if the stockholder does not provide the information required under clause (2) of Section 2.9(a)(ii)(C) and clauses (1)-(3) of Section 2.9(a)(ii)(D) to the Company within five business days following the record date for an annual or special meeting of stockholders, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Company prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii) For purposes of this Section 2.9, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or any document publicly filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of clause (1) of Section 2.9(a)(ii)(D), shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

Section III

BOARD OF DIRECTORS

Section 3.1. Number and Qualifications. The business and affairs of the Company shall be managed by or under the direction of its Board of Directors. The number of Directors constituting the entire Board of Directors shall be not less than six nor more than twenty-one, as authorized from time to time exclusively by a vote of a majority of the entire Board of Directors. As used in these Bylaws, the term “entire Board of Directors” means the total authorized number of Directors that the Company would have if there were no vacancies. Each Director shall at all times be a holder of Common Stock of the Company.

Section 3.2. Resignation. A Director may resign at any time by giving written notice to the Chairman of the Board, to the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time or upon the happening of an event specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Section 3.3. Regular Meetings. Regular meetings of the Board of Directors may be held without further notice at such time and place as shall from time to time be determined by the Board of Directors. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President or at the request in writing of one-third of the Directors then in office.

Section 3.5. Notice of Special Meetings. Notice of the time and place of each special meeting shall be mailed to each Director at least two days before the meeting at his or her residence or usual place of business, or telegraphed, telecopied or electronically transmitted or delivered personally or by telephone to such Director at least one day before the meeting. The notice need not state the purposes of the special meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.6. Place of Meetings. The Directors may hold their meetings and have an office or offices outside of Delaware.

Section 3.7 Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 3.8 Quorum. A majority of the total number of Directors then holding office shall constitute a quorum. In the event of lack of a quorum, a majority of the Directors present may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be obtained.

Section 3.9. Organization. The Chairman of the Board, or, in the absence of the Chairman of the Board, the President, or, in the absence of both, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary or an Assistant Secretary of the Company shall act as secretary, but in the absence of the Secretary or an Assistant Secretary, the presiding officer may appoint a secretary.

Section 3.10. Compensation of Directors. Directors shall receive such compensation for their services as the Board of Directors may determine.

Section IV

COMMITTEES OF THE BOARD

Section 4.1. Creation and Organization. The standing committees of the Board of Directors shall be an Audit Committee; a Compensation and Leadership Development Committee; a Governance Committee; and an Environment, Health and Safety Committee, having the respective duties assigned to each in this Section IV and any other duties assigned to such committee by resolution passed by a majority of the entire Board of Directors from time to time. Except as specified herein, each such standing committee shall consist of one or more Directors and such other ex officio members as the Board of Directors shall from time to time determine. The chairman of each standing committee shall be one of such committee’s members who shall be designated as that committee’s chairman by a majority of the entire Board of Directors. Members of each standing committee shall be elected by a majority of the entire Board of Directors. Vacancies in any standing committee shall be filled by a majority vote of the entire Board of Directors. The Board of Directors may appoint management employees of the Company or its subsidiaries to be ex officio members of any standing committee. Ex officio members of standing committees shall be entitled to be present at all meetings of their respective committees and to participate in committee discussions, but shall not be entitled to vote or be counted for quorum purposes. Each standing committee shall fix its own rules of procedure and shall meet where and as provided by such rules, but the presence of a majority of its members shall be necessary to constitute a quorum. The Board of Directors may from time to time appoint such special committees with such powers and such members as it may designate in a resolution or resolutions adopted by a majority of the entire Board of Directors. The Board of Directors may from time to time appoint such special committees with such powers and such members as it may designate in a resolution or resolutions adopted by a majority of the entire Board of Directors.

Section 4.2. Audit Committee. The Audit Committee shall have the sole authority to appoint or replace the Company’s independent auditors, subject to shareholder ratification. The Audit Committee shall assist the Board in monitoring:

(a) The integrity of the financial statements of the Company;

(b) The independent auditor’s qualifications, independence and performance;

(c) The performance of the Company’s internal audit function; and

(d) The compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual meeting proxy statement.

Section 4.3. Compensation and Leadership Development Committee. The Compensation and Leadership Development Committee shall discharge the Board’s responsibilities relating to the total compensation of the Company’s chief executive officer and other senior executives in a manner consistent with and in support of the business objectives of the Company, competitive practice, and all applicable rules and regulations.

Section 4.4. Governance Committee. The Governance Committee shall consider and report periodically to the Board of Directors on all matters relating to the selection, qualification, and compensation of members of the Board and candidates nominated to the Board, as well as any other matters relating to the duties of the members of the Board. The Committee shall act as a nominating committee with respect to candidates for Directors and will make recommendations to the full Board concerning the size of the Board and structure of committees of the Board. The Committee shall also assist the Board with oversight of corporate governance matters.

Section 4.5. Environment, Health and Safety Committee. The Environment, Health and Safety Committee shall have:

(a) The authority and responsibility to assess current aspects of the Company’s environment, health and safety policies and performance and to make recommendations to the Board of Directors and the management of the Company with regard to promoting and maintaining superior standards of performance; and

(b) Oversight responsibility and shall advise the Board on matters impacting corporate social responsibility and the Company’s public reputation. The Committee’s focus includes the Company’s public policy management, philanthropic contributions, international codes of business conduct, and corporate reputation management. Recognizing that positive perceptions of the Company’s policies and practices are valuable assets, the Committee will monitor these perceptions and will make recommendations to the Board and management to continually enhance the Company’s public standing.

Section 4.6. Powers Reserved to the Board. No committee of the Board of Directors shall have the power or authority to:

(a) Approve or adopt, or recommend to stockholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to stockholders for approval; or

(b) Adopt, amend, or repeal these Bylaws.

No committee of the Board of Directors shall take any action that is required by these Bylaws, the Certificate of Incorporation or the General Corporation Law of Delaware to be taken by a vote of a specified proportion of the entire Board of Directors.

Section V

OFFICERS

Section 5.1. Designation. The officers of the Company shall be a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Treasurer, a Secretary, a Controller, and a General Counsel. The Board of Directors also may elect or appoint, or provide for the appointment of, such other officers, assistant officers (including one or more Assistant Treasurers, one or more Assistant Secretaries and one or more Assistant Controllers) and agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Company.

Section 5.2. Election and Term. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect the officers. The term of each officer shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until such officer’s successor is chosen and qualified, or until such person’s earlier death, disqualification or removal.

Section 5.3. Resignation. Any officer may resign at any time by giving written notice to the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Section 5.4. Removal. Except where otherwise expressly provided in a contract authorized by the Board of Directors, any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the entire Board of Directors.

Section 5.5. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

Section 5.6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may be assigned by the Board of Directors.

Section 5.7. President. The President shall have such other powers and perform such other duties as may be assigned by the Board of Directors.

Section 5.8. Executive Vice Presidents. The Executive Vice Presidents shall assist the President in the management of the business and affairs of the Company and shall perform such other duties as may be assigned by the President or the Board of Directors.

Section 5.9. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned by the President or the Board of Directors. The Board of Directors may designate a Financial Vice President and one or more Vice Presidents as Senior Vice Presidents, Group Vice Presidents or Corporate Vice Presidents.

Section 5.10. Treasurer. The Treasurer shall have charge of all funds of the Company and shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

Section 5.11. Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as may be assigned by the Treasurer or the Board of Directors.

Section 5.12. Secretary. The Secretary or an Assistant Secretary shall keep the minutes and give notices of all meetings of stockholders and Directors and of such committees as directed by the Board of Directors. The Secretary shall have charge of such books and papers as the Board of Directors may require. The Secretary or any Assistant Secretary is authorized to certify copies of extracts from minutes and of documents in the Secretary’s charge, and anyone may rely on such certified copies to the same effect as if such copies were originals and may rely upon any statement of fact concerning the Company certified by the Secretary or any Assistant Secretary. The Secretary shall perform all acts incident to the office of Secretary, subject to the control of the Board of Directors.

Section 5.13. Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as may be assigned by the Secretary or the Board of Directors.

Section 5.14. Controller. The Controller shall be in charge of the accounts of the Company. The Controller shall have such other powers and perform such other duties as may be assigned by the Board of Directors and shall submit such reports and records to the Board of Directors as it may request.

Section 5.15. Assistant Controllers. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Controller or the Board of Directors.

Section 5.16. General Counsel. The General Counsel shall be in charge of all matters concerning the Company involving litigation or legal counseling. The General Counsel shall have such other powers and perform such other duties as may be assigned by the Board of Directors and shall submit such reports to the Board of Directors as it may request.

Section 5.17. Designation of an Officer as the Chief Executive Officer. The Board of Directors shall designate one of the elected officers as the chief executive officer of the Company. The chief executive officer shall be in general and active charge of the business and affairs of the Company.

Section 5.18. Designation of an Officer as the Chief Operating Officer. The Board of Directors may designate one of the elected officers the chief operating officer of the Company with such powers and duties as may be assigned by the Board of Directors.

Section 5.19. Compensation of Officers. The officers of the Company shall receive such compensation for their services as the Compensation and Leadership Development Committee may determine.

Section VI

INDEMNIFICATION

Section 6.1. Mandatory Indemnification. The Company shall indemnify, to the fullest extent permitted by Delaware law, any person who was or is a defendant or is threatened to be made a defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person:

(a) Is or was a Director, officer or employee of the Company; or

(b) Is or was a Director, officer or employee of the Company and is or was serving at the request of the Company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise; or

(c) Is or was serving at the request of the Company as a director, trustee, member, member representative or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Section 6.2. Permitted Indemnification. The Company may indemnify, to the fullest extent permitted by Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person:

(a) Is or was a Director, officer, employee or agent of the Company; or

(b) Is or was serving at the request of the Company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

Section 6.3. Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by any person who is or was a Director or officer of the Company, or any person who is or was serving at the request of the Company as a director, trustee, member, member representative or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, in defending or investigating a threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Company to the fullest extent permitted by Delaware law in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately shall be determined that such person is not entitled to be indemnified by the Company as authorized in this Section VI. Such expenses incurred by any person who is or was an employee or agent of the Company, or any person who is or was serving at the request of the Company as an employee or agent of another corporation, partnership, limited liability company, joint venture, trust or enterprise may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6.4. Judicial Determination of Mandatory Indemnification or Mandatory Advancement of Expenses. Any person may apply to any court of competent jurisdiction in the State of Delaware to order indemnification or advancement of expenses to the extent mandated under Sections 6.1 or 6.3 above. The basis of such order of indemnification or advancement of expenses by a court shall be a determination by such court that indemnification of, or advancement of expenses to, such person is proper in the circumstances. Notice of any application for indemnification or advancement of expenses pursuant to this Section 6.4 shall be given to the Company promptly upon the filing of such application. The burden of proving that such person is not entitled to such mandatory indemnification or mandatory advancement of expenses, or that the Company is entitled to recover the mandatory advancement of expenses pursuant to the terms of an undertaking, shall be on the Company. If successful in whole or in part in obtaining an order for mandatory indemnification or mandatory advancement of expenses, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall also be entitled to be paid all costs (including attorneys’ fees and expenses) in connection therewith.

Section 6.5. Nonexclusivity. The indemnification and advancement of expenses mandated or permitted by, or granted pursuant to, this Section VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested Directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise both as to action by the person in an official capacity and as to action in another capacity while holding such office. The provisions of this Section VI shall not be deemed to preclude the indemnification of any person who is not specified in this Section VI, but whom the Company has the power or obligation to indemnify under Delaware law or otherwise.

Section 6.6. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, trustee, member, member representative, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity, or arising out of the person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Section VI.

Section 6.7. Definitions. For the purposes of this Section VI references to “the Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, members, member representatives, officers, employees or agents, so that any person who is or was a director, trustee, member, member representative, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section VI with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. The term “other enterprise” as used in this Section VI shall include employee benefit plans. References to “fines” in this Section VI shall include excise taxes assessed on a person with respect to an employee benefit plan. The phrase “serving at the request of the Company” shall include any service as a director, trustee, member, member representative, officer, employee or agent that imposes duties on, or involves services by, such director, trustee, member, member representative, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries.

Section 6.8. Survival. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section VI shall continue as to a person who has ceased to be a Director, officer, employee or agent of the Company, and to a person who has ceased to serve at the request of the Company as a director, trustee, member, member representative, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, and, in each case, shall inure to the benefit of the heirs, executors and administrators of such person.

Section 6.9. Repeal, Amendment or Modification. Any repeal, amendment or modification of this Section VI shall not affect any rights or obligations then existing between the Company and any person referred to in this Section VI with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon such state of facts.

Section VII

MISCELLANEOUS

Section 7.1. Seal. The corporate seal shall have inscribed upon it the name of the Company, the year “1947” and the words “Corporate Seal” and “Delaware.” The Secretary shall be in charge of the seal and may authorize a duplicate seal to be kept and used by any other officer or person.

Section 7.2. Waiver of Notice. Whenever any notice is required to be given to any stockholder or Director of the Company, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 7.3. Voting of Stock Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the President, any Executive Vice President, any Vice President or the General Counsel. Any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 7.4. Executive Office. The principal executive office of the Company shall be located in the City of Midland, County of Midland, State of Michigan, where the books of account and records shall be kept. The Company also may have offices at such other places, both within and without Delaware, as the Board of Directors from time to time shall determine or the business and affairs of the Company may require.

Section VIII

AMENDMENT OF BYLAWS

Section 8.1. The Board of Directors shall have power to amend, alter, change, adopt and repeal the Bylaws of the Company at any regular or special meeting. The stockholders also shall have power to amend, alter, change, adopt and repeal the Bylaws of the Company at any annual or special meeting subject to the requirements of the Certificate of Incorporation.